Exhibit 20.4
Page 1 of 3

Navistar Financial 1994-C Owner Trust
For the Month of September 1995
Distribution Date of October 20, 1995

Original Pool Amount                  $315,029,921.60

Beginning Pool Balance                $236,060,058.24
Beginning Pool Factor                       0.7493258

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)  $6,403,458.83
  Interest Collected                    $1,922,716.06

Additional Deposits:
  Repurchase Amounts                            $0.00
  Liquidation Proceeds/Recoveries          $19,396.52
Total Additional Deposits                  $19,396.52

Repos/Chargeoffs                          $323,377.55
Aggregate Number of Notes Charged Off              27

Total Available Funds                   $8,345,571.41

Ending Pool Balance                   $229,333,221.86
Ending Pool Factor                          0.7279728

Servicing Fee                             $196,716.72

Repayment of Servicer Advances                  $0.00

Reserve Account:
  Beginning Balance                    $14,114,625.67
  Target Percentage                              6.00%
  Target Balance                       $13,759,993.31
  Minimum Balance                       $6,615,628.35
  (Release)/Deposit                      $(354,632.36)
  Ending Balance                       $13,759,993.31

                                           Dollars       Notes
Delinquencies:
  Installments:
     1-30 days                           1,490,184.55    1,153
    31-60 days                             177,408.52      157
    60+ days                                49,887.39       36

    Total                                1,717,480.46    1,153

  Balances:
    60+ days                               772,722.80       36

Memo Item - Reserve Account
  Prior Month                          $14,163,603.49
  + Invest. Income                          65,562.04
  - Transfer to Collections Account       (114,539.86)
  Beginning Balance                    $14,114,625.67

Exhibit 20.4
Page 2 of 3

Navistar Financial 1994-C Owner Trust
For the Month of September 1995

                                                             NOTES
                                      TOTAL          CLASS A-1      CLASS A-2   CERTIFICATES
Original
 Pool Amount Dist.:             $315,029,921.60$207,000,000.00 $97,000,000.00 $11,029,921.60
 Distribution Percentages                               96.50%          0.00%          3.50%
 Coupon                                                 7.650%         8.000%         8.300%

Beginning Pool Balance          $236,060,058.24
Ending Pool Balance             $229,333,221.86

Collected Principal               $6,403,458.83
Collected Interest                $1,922,716.06
Charge-Offs                         $323,377.55
Liquidation Proceeds/Recoveries      $19,396.52
Servicing                           $196,716.72
Cash Transfer from Reserve Account  $114,539.86
  Total Collections Available
    for Debt Service              $8,263,394.55

Beginning Balance               $235,747,035.06$128,816,308.51 $97,000,000.00  $9,930,726.55

Interest Due                      $1,536,558.17    $821,203.97    $646,666.67     $68,687.53
Interest Paid                     $1,536,558.17    $821,203.97    $646,666.67     $68,687.53
Principal Due                     $6,726,836.38  $6,491,397.11          $0.00    $235,439.27
Principal Paid                    $6,726,836.38  $6,491,397.11          $0.00    $235,439.27

Ending Balance                  $229,020,198.68$122,324,911.40 $97,000,000.00  $9,695,287.28
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)            0.5909416010   1.0000000000   0.8789987479

Total Distributions               $8,263,394.55  $7,312,601.08    $646,666.67    $304,126.80

Interest Shortfall                        $0.00          $0.00          $0.00          $0.00
Principal Shortfall                       $0.00          $0.00          $0.00          $0.00
 Total Shortfall (required from Reserve)  $0.00          $0.00          $0.00          $0.00

Excess Servicing                          $0.00

Beginning Reserve Account Balance$14,114,625.67
(Release)/Draw                     $(354,632.36)
Ending Reserve Account Balance   $13,759,993.31

Memo Item - Advances:
 Servicer Advances - Current Month  $416,715.15
 Total Outstanding Servicer Advances$2,837,380.78

Exhibit 20.4
Page 3 of 3

Navistar Financial 1994-C Owner Trust
For the Month of September 1995

Trigger Events:     A) Loss Trigger
                    B) Delinquency Trigger

                               5              4              3               2               1
                            May 1995      June 1995      July 1995        Aug 1995       Sept 1995
Beg. Pool Balance        $267,465,631.09$259,895,830.27$251,839,547.04$243,903,815.09$236,060,058.24


A) Loss Trigger:
Principal of Contracts
  Charged off                $188,306.09    $345,972.54    $105,856.09    $134,617.10    $323,377.55
Recoveries                   $183,131.87    $195,659.00    $191,242.39    $247,007.92     $19,396.52

Total Charged off
  (Months 5,4,3)             $640,134.72
Total Recoveries
  (Months 3,2,1)              457,646.83
Net Loss/(Recoveries)
  for 3 Mos.                 $182,487.89(a)

Total Balance
  (Months 5,4,3)         $779,201,008.40(b)

Loss Ratio [(a/b)(12)]            0.2810%

Trigger:
  Is Ratio> 1.5%                      No


B) Delinquency Trigger:
  Balance delinquency
    60+ days                                               $458,691.64    $621,757.60    $772,722.80
  As % of Beginning
    Pool Balance                                              0.18214%       0.25492%       0.32734%
  Three Month Average                                         0.23535%       0.24906%       0.25480%

Trigger:
  Is Average> 2.0%                    No

  Navistar Financial Corporation



by:  /s/R. W. CAIN
        R. W. CAIN
        Vice President and Treasurer